Exhibit 99.2

News from Xerox Holdings Corporation

Xerox Holdings Corporation 201 Merritt 7
Norwalk, CT 06851-1056

tel +1-203-968-3000

Xerox Holdings Corporation Announces Pricing of Add-on Offering of $400 million of Senior Notes

NORWALK, Conn., Aug. 17, 2020 – Xerox Holdings Corporation (NYSE: XRX) announced today that it has priced its previously announced add-on offering of an additional $200 million aggregate principal amount of its 5.000% senior notes due 2025 (the “additional 2025 notes”) and $200 million aggregate principal amount of its 5.500% senior notes due 2028 (the “additional 2028 notes” and, together with the additional 2025 notes, the “additional notes”). The additional 2025 notes will be issued at an offering price of 100.75% of their face amount (plus accrued interest from August 6, 2020), and the additional 2028 notes will be issued at an offering price of 102.50% of their face amount (plus accrued interest from August 6, 2020). The offering is expected to close on August 24, 2020, subject to customary closing conditions.

The additional 2025 notes will be issued under the existing indenture pursuant to which Xerox previously issued $550 million aggregate principal amount of its 5.000% senior notes due 2025, all of which remain outstanding. The additional 2028 notes will be issued under the existing indenture pursuant to which Xerox previously issued $550 million aggregate principal amount of its 5.500% senior notes due 2028, all of which remain outstanding. The additional notes will be fully and unconditionally guaranteed by Xerox Corporation.

Xerox intends to use the net proceeds from the offering of the additional notes to repurchase, redeem, repay or otherwise retire a portion of the 4.500% senior notes due 2021 of Xerox Corporation on or prior to December 31, 2020.

The additional notes and the related guarantees are being offered and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The additional notes and the related guarantees have not been registered for sale under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the additional notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Xerox

Xerox Holdings Corporation makes every day work better. We are a workplace technology company building and integrating software and hardware for enterprises large and small. As customers seek to manage information across digital and physical platforms, Xerox delivers a seamless, secure and sustainable experience. Whether inventing the copier, Ethernet, the laser printer or more, Xerox has long defined the modern work experience. Learn how that innovation continues at xerox.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 relating to Xerox’s intention to offer and sell, and apply the net proceeds from the offer and sale of, the additional notes. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Factors that could cause actual results to materially differ include the Company’s failure to complete the offering, as a result of market conditions or otherwise, as well as the other risks and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of Xerox Holdings Corporation’s and Xerox Corporation’s 2019 Annual Report on Form 10-K, as well as in Xerox Holdings Corporation’s and Xerox Corporation’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

These forward-looking statements speak only as of the date of this release or as of the date to which they refer, and Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

-XXX-

Media Contact:

Caroline Gransee-Linsey, Xerox, +1-203-849-2359, Caroline.Gransee-Linsey@xerox.com

Investor Contact:

Ann Pettrone, Xerox, +1-203-849-2590, Ann.Pettrone@xerox.com

Note: To receive RSS news feeds, visit https://www.news.xerox.com. For open commentary, industry perspectives and views, visit http://twitter.com/xerox, http://www.facebook.com/XeroxCorp, https://www.instagram.com/xerox/, http://www.linkedin.com/company/xerox, http://www.youtube.com/XeroxCorp.

Xerox® is a trademark of Xerox Corporation in the United States and/or other countries.